Exhibit 99.1

nanotron Technologies GmbH

Company Number 2665484

Annual Report - 31 December 2019

nanotron Technologies GmbH
Contents
31 December 2019

General information

The financial statements cover nanotron Technologies GmbH (“Nanotron”) and are presented in Euro, which is Nanotron’s functional and presentation currency.

Nanotron is a company limited by shares, incorporated and domiciled in Germany. Its registered office and principal place of business is:

Alt-Moabit 60a,

10555 Berlin, Germany

nanotron Technologies GmbH
Statement of profit or loss
For the period ended 31 December 2019

	Note	12 Mths ended 31 Dec 19
		EUR
Revenue
Revenue from contracts with customers	1	7,805,318
Cost of sales		(5,245,839)

Gross profit		2,559,479

Other income		129,164
Other gains/(losses) - net		(20,340)
Total other income / gains and losses		108,824

Operation, overheads and administrative expenses	2	(3,773,110)
Depreciation and amortisation expense	2	(69,513)
Restructuring expenses		(1,083,654)
Research and development expenses		(78,834)
Selling and marketing expenses	2	(181,850)
Finance costs	2	1
Total operating expenses		(5,186,960)

Loss before income tax expense		(2,518,657)

Income tax expense	3	(5,431)

Loss after income tax expense for the period		(2,524,088)

Other comprehensive income for the period, net of tax		-

Total comprehensive income for the period		(2,524,088)

The above statement of profit or loss should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Statement of financial position
As at 31 December 2019

	Note	31 Dec 19
		EUR
Assets

Current assets
Cash and cash equivalents	4	638,677
Trade and other receivables	5	729,094
Inventories	6	789,640
Other current assets	7	40,925
Total current assets		2,198,336

Non-current assets
Property, plant and equipment	8	409,164
Intangible assets	9	3,017,638
Total non-current assets		3,426,802

Total assets		5,625,138

Liabilities

Current liabilities
Trade and other payables	10	906,651
Customer deposits	1	51,303
Provisions	11	1,392,279
Total current liabilities		2,350,233

Non-current liabilities
Intercompany loans		5,849,738
Total non-current liabilities		5,849,738

Total liabilities		8,199,971

Net assets/(liabilities)		(2,574,833)

Equity
Issued capital	12	656,830
Capital reserves	12	37,731,548
Accumulated losses		(40,963,211)

Total equity/(deficiency)		(2,574,833)

The above statement of financial position should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Statement of changes in equity
For the period ended 31 December 2019

	Issued capital	Capital reserves	Accumulated losses	Total equity/ (deficiency)
	EUR	EUR	EUR	EUR
Balance at 1 January 2019	656,830	37,731,548	(38,439,123)	(50,745)

Loss after income tax expense for the period	-	-	(2,524,088)	(2,524,088)

Other comprehensive income for the period, net of tax	-	-	-	-

Total comprehensive income for the period	-	-	(2,524,088)	(2,524,088)

Balance at 31 December 2019	656,830	37,731,548	(40,963,211)	(2,574,833)

The above statement of changes in equity should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Statement of cash flows
For the period ended 31 December 2019

	Note	12 Mths ended 31 Dec 19
		EUR
Cash flows from operating activities
Receipts from customers and others		7,863,946
Payments to suppliers and employees		(9,599,329)
		(1,735,383)

Income taxes paid		(5,431)

Net cash used in operating activities		(1,740,814)

Cash flows from investing activities
Payments for property, plant and equipment		(52,422)
Payments for intangibles		(857,859)

Net cash used in investing activities		(910,281)

Cash flows from financing activities
Proceeds from/(repayment of) borrowings		3,244,884

Net cash from financing activities		3,244,884

Net increase in cash and cash equivalents		593,789
Cash and cash equivalents at the beginning of the financial period		44,888

Cash and cash equivalents at the end of the financial period	4	638,677

The above statement of cash flows should be read in conjunction with the accompanying notes nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 1. Revenue

(a) Disaggregation of revenue

The disaggregation of revenue from contracts with customers is as follows:

12 Mths ended 31 Dec 19
EUR
Timing of revenue recognition
Goods transferred at a point in time	7,805,318

(i) Information about major customers

The Company had the following major customers with revenues amounting to 10 percent or more of total Group revenues:

2019
%
Customer A	75%

(b) Assets and liabilities related to contracts with customers

12 Mths ended 31 Dec 19
EUR
Customer deposits	51,303

(c) Accounting policies and significant judgments

(i) Sale of goods

Revenue from the sale of location awareness products are recognised at a point in time. The performance obligation is satisfied when the customer has access and thus control of the product. This occurs at the time of delivery of goods to the customer. Delivery occurs when the products have been shipped to the specific location, the risks of obsolescence and loss have been transferred to the customer, and either the customer has accepted the products in accordance with the sales contract, the acceptance provisions have lapsed, or the Company has objective evidence that all criteria for acceptance have been satisfied.

(ii) Financing components

The Company does not expect to have any contracts where the period between the transfer of the promised goods or services to the customer and payment by the customer exceeds one year. As a consequence, the Company does not adjust any of the transaction prices for the time value of money.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 2. Breakdown of expenses by nature

12 Mths ended 31 Dec 19
EUR
Loss before income tax includes the following specific expenses:

Operation, overheads and administrative expenses
Accounting, audit, legal and taxation expenses	49,900
Employee benefits	2,647,813
Insurance expenses	18,776
Occupancy costs	176,298
Other consulting expenses	798,007
Other expenses	82,316

Total operation, overheads and administrative expenses	3,773,110

Selling and marketing expenses
Business development	83,951
Marketing consultants	50,703
Travel	47,196

Total selling and marketing expenses	181,850

Depreciation and amortisation
Depreciation of property, plant and equipment	69,513

Finance costs
Interest and finance charges paid/payable on borrowings	(1)

Note 3. Income tax

12 Mths ended 31 Dec 19
EUR
Aggregate income tax expense	-
Income tax expense is attributable to:
Loss from continuing operations	5,431

Aggregate income tax expense	5,431

Numerical reconciliation of income tax expense and tax at the statutory rate
Loss before income tax expense	(2,518,657)

Tax at the statutory tax rate of 30.0%	(755,597)

Tax losses and other timing differences for which no deferred tax asset is recognised	761,028

Income tax expense	5,431

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 4. Cash and cash equivalents

31 Dec 19
EUR
Current assets
Cash at bank	638,677

Reconciliation to cash and cash equivalents at the end of the financial period

The above figures are reconciled to cash and cash equivalents at the end of the financial period as shown in the statement of cash flows as follows:

Balances as above	638,677

Balance as per statement of cash flows	638,677

(i) Cash not readily available for use

As at 31 December 2019 EUR 27,189 was restricted as it was held on deposit as security for office leases.

Note 5. Trade and other receivables

31 Dec 19
EUR
Current assets
Trade receivables	739,274
Less: Allowance for expected credit losses	(10,680)
728,594

Other receivables	500

729,094

(i) Classification as trade receivables

Trade receivables are amounts due from customers for goods sold or services performed in the ordinary course of business. Trade receivables are generally due for settlement in accordance with the milestones specified in the non-recurring engineering (NRE) contracts with customers, and settlement for goods delivered to customers, which are both typically less than 12 months and therefore classified as current. Trade receivables are recognised initially at the amount of consideration that is unconditional unless they contain significant financing components, when they are recognised at fair value. The Company holds the trade receivables with the objective to collect the contractual cash flows and therefore measures them subsequently at amortised cost using the effective interest method.

Details about the Company’s impairment policies and the calculation of the loss allowance are provided in Note 14 (Financial risk management) section a (credit risk).

(ii) Fair value of trade and other receivables

Due to the short-term nature of the current receivables, their carrying amount is considered to be the same as their fair value.

(iii) Impairment and risk exposure

Information about the impairment of trade receivables and the Company’s exposure to credit risk and foreign currency risk can be found in Note 14 Financial risk management.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 6. Inventories

31 Dec 19
EUR
Current assets
Finished goods	789,640

(i) Assigning costs to inventories

Inventories are measured at the cost of manufactured products including direct materials and subcontracted services.

Note 7. Other current assets

31 Dec 19
EUR
Current assets
Prepayments	43,182
Deposits and other items	(2,257)

40,925

Note 8. Property, plant and equipment

31 Dec 19
EUR
Non-current assets
Leasehold improvements - at cost	3,241

Fixtures and fittings - at cost	1,536

Capital works in progress	2,354

Other fixed assets - at cost	402,033

409,164

	Furniture and fittings	Leasehold improvements	Capital works in progress	Other fixed assets	Total
	EUR	EUR	EUR	EUR	EUR
Balance at 1 January 2019	1,875	4,841	-	419,537	426,253
Additions	-	-	2,354	50,068	52,422
Depreciation expense	(339)	(1,600)	-	(67,572)	(69,511)

Balance at 31 December 2019	1,536	3,241	2,354	402,033	409,164

(i) Depreciation methods and useful lives

Property, plant and equipment is recognised at historical cost less depreciation.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 8. Property, plant and equipment (continued)

Depreciation is calculated using the straight-line method to allocate their cost or revalued amounts, net of their residual values, over their estimated useful lives or, in the case of leasehold improvements and certain leased plant and equipment, the shorter lease term as follows:

Furniture and fixtures	5 years
Leasehold improvements	5 years
Other fixed assets	3 - 10 years

See Note 19 (Summary of significant accounting policies) for the other accounting policies relevant to property, plant and equipment.

Note 9. Intangible assets

31 Dec 19
EUR
Non-current assets
Capitalised development costs	2,595,321

Software	422,317

3,017,638

Reconciliations

Reconciliations of the written down values at the beginning and end of the current financial period are set out below:

	Capitalised development costs	Software	Total
	EUR	EUR	EUR
Balance at 1 January 2019	2,584,714	-	2,584,714
Additions	10,607	422,317	432,924

Balance at 31 December 2019	2,595,321	422,317	3,017,638

Impairment tests for software and capitalised development costs:

The Company tests whether software (a not yet ready for use intangible asset) and capitalised development costs (an indefinite life intangible asset) have suffered any impairment on an annual basis. The recoverable amount of a cash generating unit (CGU) is determined based on value-in-use calculations.

●	Discount rate is the weighted average cost of capital (WACC) for the Company, estimated at 24.5% per annum.
●	Revenue growth rate of negative 19% for FY 2020 and between 19% to 25% per annum from FY 2021 to FY 2025, generating an annual gross margin of 64% to 66%.
●	Terminal value is calculated based on a growth rate of 1% per annum.

Estimates and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that may have a financial impact on the Company and that are believed to be reasonable under the circumstances.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 10. Trade and other payables

31 Dec 19
EUR
Current liabilities
Trade payables	883,916
Other payables	22,735

906,651

Refer to note 14 for further information on financial risk management.

Trade payables are unsecured and are usually paid within 30 days of recognition.

The carrying amounts of trade and other payables are considered to be the same as their fair values, due to their short- term nature.

Note 11. Provisions

31 Dec 19
EUR
Current liabilities
Restructuring (i)	1,083,654
Other	308,625

1,392,279

(i) Restructuring

The provision for restructuring relates to one time redundancy charges and related legal costs incurred resulting in a more streamlined cost efficient operation. These charges were calculated and accrued for payment during the ensuing financial reporting period.

Note 12. Issued capital

31 Dec 19
EUR
Issued capital - fully paid	656,830

Issued capital

Issued capital entitles the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the amounts paid. The fully paid issued capital has no par value and the Company does not have a limited amount of authorised capital.

Capital reserve

The capital reserve relates to capital contributions from the owners over time which do not form part of issued capital.

The company has no shares.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 13. Critical estimates and judgements

The preparation of financial statements requires the use of accounting estimates which, by definition, will seldom equal the actual results. Management also needs to exercise judgement in applying the Company’s accounting policies.

This note provides an overview of the areas that involved a higher degree of judgement or complexity, and of items which are more likely to be materially adjusted due to estimates and assumptions turning out to be wrong. Detailed information about each of these estimates and judgements is included in other notes together with information about the basis of calculation for each affected line item in the financial statements.

(a) Significant estimates and judgements

The areas involving significant estimates or judgements are:

●	Estimated software and capitalised development costs impairment and estimated useful lives to determine amortisation. Refer to Note 9 (Intangible assets).
●	Estimation of expected credit losses on trade receivables.
●	Evaluation of going concern. Refer to Note 18 (Summary of significant accounting policies).
●	Estimate of property, plant and equipment useful lives. Refer to Note 8 (Property, plant and equipment).

Estimates and judgements are continually evaluated. They are based on historical experience and other factors, including expectations of future events that may have a financial impact on the Company and that are believed to be reasonable under the circumstances.

Note 14. Financial risk management

Financial risk management objectives

This note explains the Company’s exposure to financial risks and how these risks could affect the Company’s future financial performance. Current period profit and loss information has been included where relevant to add further context.

Risk	Exposure arising from	Measurement	Management’s assessment and control
Market risk - foreign exchange	Transactions denominated in A$, EUR and US$ from the Company’s operations	Cash flow forecasting	Management engaged a foreign exchange expert to obtain advice and forecasts on the movement of exchange rates between A$, EUR and US$ to form decision on entering into forward contracts to hedge its exposure to foreign exchange fluctuation. As at and for the period ended 31 December 2019, no contracts have been entered.
Credit risk	Receivables from NRE contracts collectible only on completion of milestones specified in these contracts	Cash flow forecasting	Management works closely with its key customers to ensure that milestones are achieved in a timely manner in order to receive payments for services provided
Liquidity risk	Ability to repay creditors when payments are due	Cash flow forecasting	Management reviews the Company’s cash position and run rate (versus budget) on a monthly basis to ensure payments are made when they fall due.

The Company’s risk management is carried out by the board and the Company’s senior management team to identify, evaluate and hedge financial risks (if required) in close co-operation with the Company’s operating units. This process includes reviewing the effectiveness of internal controls relating to market risk, credit risk and liquidity risk.

(a) Credit risk

Credit risk arises from cash and cash equivalents with banks and financial institutions, as well as credit exposures to customers who are public and private organisations in the technology industry, including outstanding receivables.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 14. Financial risk management (continued)

(i) Risk management

Credit risk is managed through the maintenance of procedures (such as the utilisation of systems for the approval, granting and renewal of credit limits, regular monitoring of exposures against such limits and monitoring the financial stability of significant customers and counterparties), ensuring to the extent possible that customers and counterparties to transactions are of sound credit worthiness. Such monitoring is used in assessing receivables for impairment.

The Company’s customer base consists of public sectors, listed companies in the United States and large and reputable private entities. Management maintain a close relationship with their customers’ executives and senior management to ensure that milestones specified in the contracts are met in a timely manner. Management updates its cost forecasts on a regular basis for all on-going contracts.

Risk is also minimised through investing surplus funds in financial institutions that maintain a high credit rating.

(ii) Impairment of financial assets

The Company has one type of financial asset subject to the expected credit loss model being trade receivables for sales of inventory and from the provision of engineering services.

While cash and cash equivalents are also subject to the impairment requirements of IFRS 9, the identified impairment loss was immaterial

Trade receivables and contract assets

The Company applies the IFRS simplified approach to measuring expected credit losses (ECL) which uses a lifetime expected loss allowance for all trade receivables.

To measure the ECL, trade receivables have been grouped based on shared credit risk characteristics and the days past due.

The ECL rates are based on the payment profiles of sales over a period of 36 months before 31 December 2019 and the corresponding historical credit losses experienced within this period. The historical loss rates are adjusted to reflect current and forward-looking information on macroeconomic factors affecting the ability of the customers to settle the receivables.

On that basis, the loss allowance as at 31 December 2019 from the ECL method was determined to be EUR 10,680. This amount was ascertained based on an individual client analysis; the identified loss beyond this at a portfolio level was determined to be immaterial.

Trade receivables are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan with the Company, and a failure to make contractual payments for a period of greater than 121 days past due.

Impairment losses on trade receivables are presented as net impairment losses within operating profit. Subsequent recoveries of amounts previously written off are credited against the same line item.

(b) Liquidity risk

Liquidity risk arises from the possibility that the Company might encounter difficulty in settling its debts or otherwise meeting its obligations related to financial liabilities. The Company manages this risk through the following mechanisms:

●	preparing forward looking cash flow analyses in relation to its operating, investing and financing activities;
●	obtaining funding from a variety of sources;
●	maintaining a reputable credit profile;
●	managing credit risk related to financial assets;
●	investing cash and cash equivalents and deposits at call with major financial institutions; and
●	comparing the maturity profile of financial liabilities with the realisation profile of financial assets.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 14. Financial risk management (continued)

(i) Maturities of financial liabilities

The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying amounts as the impact of discounting is not material.

Contractual maturities of financial liabilities

31 Dec 19	Weighted average interest rate	1 year or less	Between 1 and 2 years	Between 2 and 5 years	Over 5 years	Remaining contractual maturities
	%	EUR	EUR	EUR	EUR	EUR
Non-derivatives
Non-interest bearing
Trade payables	-	883,916	-	-	-	883,916
Intercompany loans	-	-	5,849,738	-	-	5,849,738
Total non-derivatives		883,916	5,849,738	-	-	6,733,654

Note 15. Contingent liabilities

The Company had no contingent liabilities at 31 December 2019.

Note 16. Commitments

As at 31 December 2019, the Company had the following non-cancellable operating lease contracted but not capitalised in the financial statements:

31 Dec 19
EUR
Lease commitments - operating
Committed at the reporting date but not recognised as liabilities, payable:
Within one year	42,708

These leases related to:

- Office suite lease in Berlin, Germany. The lease has 5-year term, expiring on 31 July 2020;

As at 31 December 2019 this lease was not commuted to right-of-use assets and lease liabilities due to change in accounting policies. It was treated as a short-term lease.

Refer to Note 20 (Changes in accounting policies).

Note 17. Events after the reporting period

Prior to the sale of the shares in the Company on October 5, 2020, the Company had the financial support of its former Parent Entity; Sensera Limited. No further matter or circumstance has arisen since 31 December 2019 that has significantly affected, or may significantly affect the Company’s operations, the results of those operations, or the Company’s state of affairs in future financial years.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 18. Related party balances

Loans from related parties

31 Dec 19
EUR
Intercompany loan from the parent entity: Sensera Ltd	5,849,738

Note 19. Summary of significant accounting policies

This note provides a list of the significant accounting policies adopted in the preparation of these financial statements to the extent they have not already been disclosed in the other notes above. These policies have been consistently applied to all the years presented, unless otherwise stated. The financial statements are for the Company consisting of nanotron Technologies GmbH.

(a) Basis of preparation

The Company is a for-profit entity for the purpose of preparing the financial statements.

(i) Compliance with IFRS

The financial statements of the Company comply with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

(ii) Historical cost convention

The financial statements have been prepared on a historical cost basis.

(iii) Going concern

The financial statements have been prepared on a going concern basis.

(iv) New or amended Accounting Standards and Interpretations adopted

The Company has applied the following standards and amendments for the first time for their annual reporting period commencing 1 January 2019:

●	IFRS 16 Leases
●	IFRIC Interpretation 22 Foreign currency transactions and advance consideration
●	IFRIC Interpretation 23 Uncertainty over income tax treatments

The impact of the adoption of this standard and the new accounting policies were immaterial.

(b) Foreign currency

Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss, within finance costs. All other foreign exchange gains and losses are presented in the statement of profit or loss on a net basis within other gains/(losses).

The financial statements cover nanotron Technologies GmbH (“Nanotron”) and are presented in Euro, which is Nanotron’s functional and presentation currency.

(c) Revenue recognition

The accounting policies for the Company’s revenue from contracts with customers are explained in Note 1 (Revenue).

(d) Income tax

The income tax expense or credit for the period is the tax payable on the current period’s taxable income based on the applicable income tax rate for each jurisdiction adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 19. Summary of significant accounting policies (continued)

The Company is in a tax loss position. The tax losses are not recognised as a deferred tax asset as their future recoverability is not virtually certain

Deferred tax assets and liabilities are offset when there is a legally enforceable right to offset current tax assets and liabilities and when the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously.

Current and deferred tax is recognised in profit or loss, except to the extent that it relates to items recognised in other comprehensive income or directly in equity. In this case, the tax is also recognised in other comprehensive income or directly in equity, respectively.

(e) Impairment of assets

Goodwill and intangible assets that have an indefinite useful life and intangible assets not yet ready for use are not subject to amortisation and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the asset’s carrying amount exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash inflows which are largely independent of the cash inflows from other assets or groups of assets (cash-generating units). Non-financial assets other than goodwill that suffered an impairment are reviewed for possible reversal of the impairment at the end of each reporting period.

(f) Cash and cash equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions.

(g) Trade and other receivables

Trade receivables are recognised initially at fair value and subsequently measured at amortised cost using the effective interest method, less loss allowance.

See Note 5 (Trade and other receivables) for further information about the Company’s accounting for trade receivables and Note 14 (Financial risk management) for a description of the Company’s impairment policies.

(h) Inventories

Finished goods are stated at the lower of cost and net realisable value on a ‘first in first out’ basis. Finished goods are measured at the cost of manufactured products including direct materials and subcontracted services. Costs of purchased inventory are determined after deducting rebates and discounts received or receivable.

Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

(i) Other financial assets

(i) Classification

From 1 January 2019, the Company classifies its financial assets in the following measurement categories:

●	those to be measured subsequently at fair value (either through Other comprehensive income (OCI) or through profit or loss), and
●	those to be measured at amortised cost.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 19. Summary of significant accounting policies (continued)

The classification depends on the entity’s business model for managing the financial assets and the contractual terms of the cash flows.

For assets measured at fair value, gains and losses will either be recorded in profit or loss or OCI.

(ii) Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade-date, the date on which the Company commits to purchase or sell the asset. Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Company has transferred substantially all the risks and rewards of ownership.

(iii) Measurement

At initial recognition, the Company measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss (FVPL), transaction costs that are directly attributable to the acquisition of the financial asset. Transaction costs of financial assets carried at FVPL are expensed in profit or loss.

(iv) Impairment

The Company assesses on a forward-looking basis the expected credit loss associated with its debt instruments carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk.

(v) Income recognition Interest income

Interest income is recognised using the effective interest method. When a receivable is impaired, the Company reduces the carrying amount to its recoverable amount, being the estimated future cash flow discounted at the original effective interest rate of the instrument and continues unwinding the discount as interest income. Interest income on impaired loans is recognised using the original effective interest rate.

(j) Property, plant and equipment

Plant and equipment is stated at historical cost less accumulated depreciation and impairment. Historical cost includes expenditure that is directly attributable to the acquisition of the items.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. The carrying amount of any component accounted for as a separate asset is derecognised when replaced. All other repairs and maintenance are charged to profit or loss during the reporting period in which they are incurred.

The depreciation methods and periods used by the Company are disclosed in Note 8 (Property, plant and equipment).

The assets’ residual values and useful lives are reviewed, and adjusted if appropriate, at the end of each reporting period.

An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount.

Gains and losses on disposals are determined by comparing proceeds with carrying amount. These are included in profit or loss.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 19. Summary of significant accounting policies (continued)

(k) Intangible assets

(i) Capitalised development costs

Expenditure on development activities, being the application of research findings or other knowledge to a plan or design for the production of new or substantially improved products or services before the start of commercial production or use, is capitalised if it is probable that the product or service is technically and commercially feasible, will generate probable economic benefits, adequate resources are available to complete development and cost can be measured reliably. Other development expenditure is recognised in the statement of profit or loss and other comprehensive income as an expense as incurred.

Capitalised development costs assets with an indefinite life and are shown at historical cost. Capitalised development costs are not amortised but they are tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired, and is carried at cost less accumulated impairment losses. Development costs are allocated to cash-generating units for the purpose of impairment testing. The units are identified at the lowest level at which development costs are monitored for internal management purposes, being the operating segments.

Expenditure on research activities, undertaken with the prospect of obtaining new scientific or technical knowledge and understanding, is recognised in the statement of profit or loss and other comprehensive income as an expense when it is incurred.

Expenditure on development activities, being the application of research findings or other knowledge to a plan or design for the production of new or substantially improved products or services before the start of commercial production or use, is capitalised if it is probable that the product or service is technically and commercially feasible, will generate probable economic benefits, adequate resources are available to complete development and cost can be measured reliably. Other development expenditure is recognised in the consolidated statement of profit or loss and other comprehensive income as an expense as incurred.

(ii) Software

Software (a not yet ready for use intangible asset) is shown at historical cost and amortised from the point at which the assets are ready for use. The assets are subsequently carried at historical cost less accumulated amortisation and less any losses arising from impairment testing.

(l) Trade and other payables

These amounts represent liabilities for goods and services provided to the Company prior to the end of the financial period and which are unpaid. Due to their short-term nature they are measured at amortised cost and are not discounted. The amounts are unsecured and are usually paid within 30 days of recognition.

These amounts represent liabilities for goods and services provided to the Company prior to the end of financial period which are unpaid. The amounts are unsecured and are usually paid within 30 days of recognition. Trade and other payables are presented as current liabilities unless payment is not due within 12 after the reporting period. They are recognised initially at their fair value and subsequently measured at amortised cost using the effective interest method.

(m) Customer deposits

Customer deposits represent the Company’s obligation to transfer goods or services to a customer and are recognised when a customer pays consideration, or when the Company recognises a receivable to reflect its unconditional right to consideration (whichever is earlier) before the Company has transferred the goods or services to the customer.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 19. Summary of significant accounting policies (continued)

Borrowings are removed from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of a financial liability that has been extinguished or transferred to another party and the consideration paid, including any non-cash assets transferred or liabilities assumed, is recognised in profit or loss as other income or finance costs.

Borrowings are classified as current liabilities unless the Company has an unconditional right to defer settlement of the liability for at least 12 months after the reporting period.

(n) Provisions

Provisions for restructuring provisions, service warranties and other obligations are recognised when the Company has present service obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated. Provisions are not recognised for future operating losses.

(o) Employee benefits

(i) Short-term obligations

Liabilities for wages and salaries, including non-monetary benefits, annual leave and accumulating sick leave that are expected to be settled wholly within 12 months after the end of the period in which the employees render the related service are recognised in respect of employees’ services up to the end of the reporting period and are measured at the amounts expected to be paid when the liabilities are settled. The liabilities are presented as current employee benefit obligations in the balance sheet.

(p) Rounding of amounts

Amounts in the financial statements have been rounded off in accordance with the instrument to the nearest Euro.

(q) Value Added Tax (VAT)

Revenues, expenses and assets are recognised net of the amount of associated VAT, unless the VAT incurred is not recoverable from the taxation authority. In this case it is recognised as part of the cost of acquisition of the asset or as part of the expense.

Receivables and payables are stated inclusive of the amount of VAT receivable or payable. The net amount of VAT recoverable from, or payable to, the taxation authority is included with other receivables or payables in the consolidated statement of financial position.

Cash flows are presented on a gross basis. The VAT components of cash flows arising from investing or financing activities which are recoverable from, or payable to the taxation authority, are presented as operating cash flows.

(r) Related parties

Related parties include related entities comprising the parent entity (Sensera Limited incorporated in Australia) and sister entity Sensera Inc., incorporated in the United States. Related parties also include the directors and key management personnel of company, the parent entity and sister entity.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 20. Changes in accounting policies

(a) IFRS 16 Leases

IFRS 16 Leases became effective for periods beginning on or after 1 January 2019. The Company applied IFRS 16 for the year or periods ended after 31 December 2019. Changes to the Company’s accounting policies arising from this standard is summarised below:

(i) Overview

The Standard has been adopted from 1 January 2019, resulting in the Company recognising right-of-use assets and related lease liabilities for leases previously classified as operating leases under IAS 17, subject to the practical expedients described below.

The Standard has been applied using the modified retrospective approach, with the cumulative impact of adopting IFRS 16 recognised in equity as an adjustment to the opening balance of retained earnings for the current period. Comparative periods have not been restated as permitted under the specific transition provisions in the Standard.

The nature of expenses related to these leases has changed as the Company now recognises an amortisation charge for the right-of-use asset and interest expense for the lease liability.

Previously, the Company recognised operating lease expenses on a straight-line basis over the term of the lease and assets and liabilities only to the extent there was a timing difference between actual lease payments and the expense recognised.

In applying IFRS 16 the Company has elected to use the following practical expedients permitted by the Standard:

●	accounting for leases with a remaining lease term of less than 12 months from 1 January 2019 as short-term leases
●	excluding leases for which the underlying asset is low value from the calculation of lease liabilities
●	using hindsight in determining the lease term when considering options to extend and terminate leases
●	applying a single discount rate to the portfolio of leases with reasonably similar characteristics
●	excluding initial direct costs in the measurement of the right-of-use asset at 1 January 2019
●	relying on previous assessment on whether leases are onerous as an alternative to performing an impairment review on the right-of-use asset at 1 January 2019
●	not to reassess whether a contract is or contains a lease at the date of initial application. Instead, for contracts entered into before the transition date, the Company has relied on its assessment made applying IAS 17 and IFRIC 4.

(ii) Impact of adoption

IFRS 16 was adopted using the modified retrospective approach and as such the comparatives have not been restated. The impact of adoption on opening retained profits as at 1 January 2019 was nil.

(iii) Right-of-use assets

A right-of-use asset is recognised at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received, any initial direct costs incurred, and, except where included in the cost of inventories, an estimate of costs expected to be incurred for dismantling and removing the underlying asset, and restoring the site or asset.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Company expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

The Company has elected not to recognise a right-of-use asset and corresponding lease liability for short-term leases with terms of 12 months or less and leases of low-value assets. Lease payments on these assets are expensed to profit or loss as incurred.

nanotron Technologies GmbH
Notes to the financial statements
31 December 2019

Note 20. Changes in accounting policies (continued)

(iv) Lease liabilities

A lease liability is recognised at the commencement date of a lease. The lease liability is initially recognised at the present value of the lease payments to be made over the term of the lease, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the company’s incremental borrowing rate. Lease payments comprise of fixed payments less any lease incentives receivable, variable lease payments that depend on an index or a rate, amounts expected to be paid under residual value guarantees, exercise price of a purchase option when the exercise of the option is reasonably certain to occur, and any anticipated termination penalties. The variable lease payments that do not depend on an index or a rate are expensed in the period in which they are incurred.

Lease liabilities are measured at amortised cost using the effective interest method. The carrying amounts are remeasured if there is a change in the following: future lease payments arising from a change in an index or a rate used; residual guarantee; lease term; certainty of a purchase option and termination penalties. When a lease liability is remeasured, an adjustment is made to the corresponding right-of use asset, or to profit or loss if the carrying amount of the right-of-use asset is fully written down.

(v) Prior year lease accounting policy to 1 January 2019

Leases in which a significant proportion of the risks and rewards of ownership were not transferred to the Company as lessee were classified as operating leases. Payments made under operating leases (net of any incentives received from the lessor were charged to profit and loss on a straight line basis over the period of the lease.

(b) IFIRC Interpretation 23 Uncertainty over Income Tax Treatments

IFRIC 23 is effective for annual reporting periods beginning on or after 1 January 2019.

The interpretation is to be applied to the determination of taxable profit (tax loss), tax bases, unused tax losses, unused tax credits and tax rates, when there is uncertainty over income tax treatments under IAS 12.

The adoption of this interpretation has not materially impacted the amounts disclosed in these financial statements.

Berlin, 30 November 2020

General Manager

nanotron Technologies GmbH

Independent auditor’s report to the members of nanotron Technologies GmbH

INDEPENDENT AUDITOR’S REPORT

To the Shareholders of nanotron Technologies GmbH, Berlin

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of nanotron Technologies GmbH, Berlin (the Company), which comprise the statement of financial position as at December 31, 2019, and the statement of comprehensive income, statement of changes in equity and statement of cash flows for the year then ended, and notes to the financial statements, including a summary of significant accounting policies and other explanatory information.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019, and its financial performance and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRSs).

Basis for Opinion

We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the financial statements in Germany, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management and Those Charged with Governance for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with standards, and for such internal control as management determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

●	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

●	Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

●	Obtain sufficient appropriate audit evidence regarding the financial information of the entities or business activities within the Company to express an opinion on the financial statements. We are responsible for the direction, supervision and performance of the Company audit. We remain solely responsible for our audit opinion.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

The engagement partner on the audit resulting in this independent auditor’s report is Ralph Riese.

Berlin, November 30, 2020

ECOVIS Audit AG

Wirtschaftsprüfungsgesellschaft

Dipl.-Fin.wirt Andreas Frericks	Dipl.-Kfm. Ralph Riese
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)